Exhibit 99.1

NEWS RELEASE

CONTACT: William T. Camp Executive Vice President and	6110 Executive Blvd., Suite 800 Rockville, Maryland 20852 Tel 301-984-9400
Chief Financial Officer	Fax 301-984-9610
E-Mail: bcamp@writ.com	www.writ.com

October 22, 2009

WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES

THIRD QUARTER FINANCIAL AND OPERATING RESULTS

Washington Real Estate Investment Trust (WRIT) (NYSE: WRE) reported financial and operating results today for the quarter ended September 30, 2009:

•

Net income was $0.16 per diluted share compared to $0.09 per diluted share in the same period one year ago. Included in the third quarter 2009 and third quarter 2008 net income are respective charges of $0.02 and $0.03 per diluted share from the adoption of an accounting pronouncement impacting the accounting of our 3.875% convertible notes(1). Also included in the third quarter 2009 net income is a gain of $0.09 per diluted share related to the sale of real estate.

•

Funds From Operations (FFO)(2) was $0.48 per diluted share compared to $0.53 per diluted share in the same period one year ago. This difference is largely due to share dilution from our equity offerings.

•

Guidance for 2009 FFO per diluted share is revised from a range of $1.95 to $2.15 to a range of $1.97 to $2.02, not including gains related to the repurchase of convertible debt which total $0.12 per diluted share through the end of third quarter 2009.

Capital Structure

In the third quarter, WRIT issued 1,431,440 common shares through its Sales Agency Financing Agreement with BNY Mellon at an average offering price of $27.70 for proceeds of approximately $39.6 million. WRIT repurchased a total of $12.2 million of its 3.875% convertible notes at an average discounted price of 95.6% of par for approximately $11.7 million. Subsequent to the quarter end, WRIT repurchased an additional $6.6 million of its convertible notes at an average discounted price of 96.8% of par for approximately $6.4 million. Also this quarter, WRIT prepaid a $50 million mortgage due in October 2009, unencumbering five of our multifamily assets in Virginia.

WRIT completed the sale of two properties, Tech 100 Industrial Park in Elkridge, Maryland for $10.54 million and a net book gain of $4.1 million, and Brandywine Center, a 35,000 square foot office property in Rockville, Maryland for $3.3 million and a net book gain of $1.0 million. WRIT acquired Lansdowne Medical Office Building, a newly-constructed 87,400 square foot property across the street from Inova Loudoun Hospital for $19.9 million. The projected stabilized yield on the property is between 8.0% and 8.5%.

On September 30, 2009, WRIT paid a quarterly dividend of $0.4325 per share for its 191st consecutive quarterly dividend at equal or increasing rates.

As of September 30, 2009, WRIT had a total market capitalization of $2.9 billion. (6)

Washington Real Estate Investment Trust

Operating Results

Overall portfolio economic occupancy for the third quarter was 93.0%, compared to 91.1% in the same period one year ago and 92.9% in the second quarter of 2009. Overall portfolio Net Operating Income (NOI)(3) was $50.0 million compared to $47.0 million in the same period one year ago and $51.4 million in the second quarter of 2009.

Core(4) portfolio economic occupancy for the third quarter was 92.8%, a decrease of 90 basis points (bps) from the same period one year ago and a decrease of 30 bps sequentially from the second quarter of 2009. Core portfolio NOI for the third quarter decreased 2.8% and rental rate growth was 1.3% compared to the same period one year ago.

•

Multifamily properties’ core NOI for the third quarter increased 2.5% compared to the same period one year ago. Rental rate growth was -0.4% while core economic occupancy decreased 10 bps to 94.6%. Sequentially, core economic occupancy increased 200 bps from the second quarter of 2009.

•

Office properties’ core NOI for the third quarter decreased 2.9% compared to the same period one year ago. Rental rate growth was 2.2% while core economic occupancy decreased 70 bps to 91.8%. Sequentially, core economic occupancy decreased 80 bps from the second quarter of 2009.

•

Medical office properties’ core NOI for the third quarter decreased 1.1% compared to the same period one year ago. Rental rate growth was 2.3% while core economic occupancy increased 20 bps to 96.0%. Sequentially, core economic occupancy increased 10 bps from the second quarter of 2009.

•

Retail properties’ core NOI for the third quarter decreased 5.0% compared to the same period one year ago. Rental rate growth was 0.8% while core economic occupancy decreased 40 bps to 94.0%. Sequentially, core economic occupancy decreased 100 bps from the second quarter of 2009.

•

Industrial properties’ core NOI for the third quarter decreased 5.5% compared to the same period one year ago. Rental rate growth was -0.1% while core economic occupancy decreased 370 bps to 89.6%. Sequentially, core economic occupancy decreased 100 bps from the second quarter of 2009.

Leasing Activity

During the third quarter, WRIT signed commercial leases for 325,990 square feet with an average rental rate increase of 8.1% over expiring lease rates, an average lease term of 3.4 years, tenant improvement costs of $7.65 per square foot and leasing costs of $3.95 per square foot.

•	Rental rates for new and renewed office leases increased 7.3% to $29.06 per square foot, with $9.62 per square foot in tenant improvement costs and $4.93 per square foot in leasing costs.

•	Rental rates for new and renewed medical office leases increased 18.8% to $39.59 per square foot, with $18.23 per square foot in tenant improvement costs and $8.88 per square foot in leasing costs.

•	Rental rates for new and renewed retail leases decreased 8.6% to $21.37 per square foot, with no tenant improvement costs and $1.64 per square foot in leasing costs.

•	Rental rates for new and renewed industrial/flex leases increased 2.7% to $8.66 per square foot, with $0.73 per square foot in tenant improvement costs and $0.45 per square foot in leasing costs.

Residential rental rates decreased 0.4% in the third quarter compared to the same period one year ago.

Conference Call Information

The Conference Call for 3rd Quarter Earnings is scheduled for Friday, October 23, 2009 at 11:00 A.M. Eastern time. Conference Call access information is as follows:

USA Toll Free Number:	1-877-407-9205
International Toll Number:	1-201-689-8054
Leader:	William T. Camp

Washington Real Estate Investment Trust

The instant replay of the Conference Call will be available until November 6, 2009 at 11:59 P.M. Eastern time. Instant replay access information is as follows:

USA Toll Free Number:	1-877-660-6853
International Toll Number:	1-201-612-7415
Account:	286
Conference ID:	333187

The live on-demand webcast of the Conference Call will be available on the Investor section of WRIT’s website at www.writ.com. On-line playback of the webcast will be available at http://www.writ.com for two weeks following the Conference Call.

About WRIT

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington metro region. WRIT owns a diversified portfolio of 91 properties totaling approximately 11 million square feet of commercial space and 2,536 residential units. These 91 properties consist of 27 office properties, 21 industrial/flex properties, 18 medical office properties, 14 retail centers, 11 multi-family properties and land for development. WRIT shares are publicly traded on the New York Stock Exchange (NYSE:WRE).

Note: WRIT’s press releases and supplemental financial information are available on the company website at www.writ.com or by contacting Investor Relations at (301) 984-9400.

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, the effect of the current credit and financial market conditions, the availability and cost of capital, fluctuations in interest rates, tenants’ financial conditions, the timing and pricing of lease transactions, levels of competition, the effect of government regulation, the impact of newly adopted accounting principles, changes in general and local economic and real estate market conditions, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2008 Form 10-K, our second quarter 2009 10-Q and our Form 8-K filed July 10, 2009. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

(1)

Financial Accounting Standards Board Staff Position APB14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (“FSP 14-1”), requires the bifurcation of a component of our 3.875% convertible notes, classification of that component in shareholders’ equity, and accretion of the resulting discount on the convertible notes to interest expense. As a result of the adoption of FSP 14-1, equity increased by $21.0 million as of September 30, 2009 and December 31, 2008. The principal balance of our 3.875% convertible notes was reduced by $5.2 million and $12.0 million as of September 30, 2009 and December 31, 2008, respectively, and the unamortized balance of the related loan origination costs was reduced by $2.1 million and $2.7 million, respectively. The decline in principal reflects the unamortized discount balance related to the adoption of FSP 14-1. Interest expense increased $0.8 million in the third quarter of 2009 and $1.3 million in the third quarter of 2008 as a result of the adoption. The gain (loss) on extinguishment of debt decreased by $0.4 million for the third quarter of 2009 as a result of the adoption.

(2)

Funds From Operations (“FFO”) – The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) from sales of property plus real estate depreciation and amortization. FFO is a non-GAAP measure and does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. We consider FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs.

(3)

Net Operating income (“NOI”), defined as real estate rental revenue less real estate expenses, is a non-GAAP measure. We provide NOI as a supplement to net income calculated in accordance with GAAP. As such, it should not be considered an alternative to net income as an indication of our operating performance. It is the primary performance measure we use to assess the results of our operations at the property level. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain on sale, if any), plus interest expense, depreciation and amortization and general and administrative expenses.

(4)

For purposes of evaluating comparative operating performance, we categorize our properties as “core” or “non-core”. A core property is one that was owned for the entirety of the periods being evaluated. A non-core property is one that was acquired or placed into service during either of the periods being evaluated.

Washington Real Estate Investment Trust

(5)

Funds Available for Distribution (“FAD”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight-line rents, then adding (3) non-real estate depreciation and amortization, (4) amortization of restricted share and unit compensation, and adding or subtracting amortization of lease intangibles, as appropriate. We consider FAD to be a measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-standardized measure and may be calculated differently by other REITs.

(6)

Total market capitalization is calculated by multiplying the total outstanding common shares at period end times the closing share price on the last trading day of the period, and then adding the book value of the total outstanding debt at period end.

Economic Occupancy Levels by Core Properties (i) and All Properties

	Core Properties		All Properties
Sector	3rd QTR 2009	3rd QTR 2008	3rd QTR 2009		3rd QTR 2008
Residential	94.6%	94.7%	93.9	%(ii)	85.6%
Office	91.8%	92.5%	92.3%		90.2%
Medical Office	96.0%	95.8%	96.0%		95.8%
Retail	94.0%	94.4%	94.0%		94.4%
Industrial	89.6%	93.3%	89.6%		92.9%

Overall Portfolio	92.8%	93.7%	93.0%		91.1%

(i)	Core properties include all properties that were owned for the entirety of the current and prior year reporting periods. For Q3 2009 and Q3 2008, core properties exclude:

Residential Acquisition: Kenmore Apartments;

Office Acquisition: 2445 M Street;

Medical Office Acquisition: Lansdowne Medical Office Building;

Retail Acquisitions: none;

Industrial Acquisitions: none.

Also excluded from Core Properties in Q3 2009 and Q3 2008 are Sold Properties: Avondale Apartments, Brandywine Center and Tech 100;

Held for Sale Properties: Charleston Business Center and Crossroads Distribution Center;

In Development Properties: Bennett Park, Clayborne Apartments, and Dulles Station.

(ii)

Residential occupancy for all properties reflects the completion of Bennett Park and Clayborne Apartments. At 9/30/09, 220 of 224 units were occupied at Bennett Park and 70 of 74 units were occupied at Clayborne Apartments.

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST

FINANCIAL HIGHLIGHTS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
OPERATING RESULTS	2009	2008	2009	2008
Revenue
Real estate rental revenue	$75,607	$69,798	$229,063	$206,405

Expenses
Real estate expenses	25,868	23,790	78,409	68,283
Depreciation and amortization	23,643	21,240	70,095	62,213
General and administrative	3,834	2,731	10,732	8,812

	53,345	47,761	159,236	139,308

Real estate operating income	22,262	22,037	69,827	67,097
Other income/(expense):
Interest expense(1)	(18,224)	(18,447)	(57,221)	(56,187)
Investment income	262	338	921	796
Gain (loss) on extinguishment of debt(1)	(133)	—	6,931	(8,449)
Gain from non-disposal activities	62	17	62	17

	(18,033)	(18,092)	(49,307)	(63,823)

Income from continuing operations	4,229	3,945	20,520	3,274

Discontinued operations:
Income from operations of properties held for sale	227	684	1,304	3,416
Gain on sale of real estate	5,147	—	11,821	15,275

Net income	9,603	4,629	33,645	21,965
Less: Net income attributable to noncontrolling interests in subsidiaries	(53)	(48)	(154)	(158)

Net income attributable to the controlling interests	$9,550	$4,581	$33,491	$21,807

Income from continuing operations attributable to the controlling interests	$4,176	$3,897	$20,366	$3,116
Gain from non-disposal activities	(62)	(17)	(62)	(17)
Continuing operations real estate depreciation and amortization	23,643	21,240	70,095	62,213

Funds from continuing operations	$27,757	$25,120	$90,399	$65,312

Income from discontinued operations before gain on sale	227	684	1,304	3,416
Discontinued operations real estate depreciation and amortization	46	305	404	1,054

Funds from discontinued operations	273	989	1,708	4,470

Funds from operations(2)	$28,030	$26,109	$92,107	$69,782

Gain on extinguishment of debt	133	—	(6,931)	—
Tenant improvements	(2,272)	(1,452)	(8,065)	(8,591)
External and internal leasing commissions capitalized	(1,543)	(1,851)	(4,787)	(5,303)
Recurring capital improvements	(1,756)	(1,936)	(4,914)	(7,104)
Straight-line rents, net	(576)	(779)	(1,852)	(2,235)
Non-cash fair value interest expense	794	1,067	2,822	3,175
Non real estate depreciation & amortization of debt costs	1,122	1,262	3,518	3,778
Amortization of lease intangibles, net	(559)	(533)	(1,809)	(1,576)
Amortization and expensing of restricted share and unit compensation	1,136	706	2,640	2,121

Funds available for distribution(5)	$24,509	$22,593	$72,729	$54,047

Note: Certain prior period amounts have been reclassified to conform to the current presentation.

Washington Real Estate Investment Trust

		Three Months Ended September 30,		Nine Months Ended September 30,
Per share data attributable to the controlling interests:		2009	2008	2009	2008
Income from continuing operations	(Basic)	$0.07	$0.08	$0.36	$0.06
	(Diluted)	$0.07	$0.08	$0.36	$0.06
Net income	(Basic)	$0.16	$0.09	$0.60	$0.45
	(Diluted)	$0.16	$0.09	$0.60	$0.45
Funds from continuing operations	(Basic)	$0.47	$0.51	$1.61	$1.36
	(Diluted)	$0.47	$0.51	$1.61	$1.35
Funds from operations	(Basic)	$0.48	$0.53	$1.65	$1.45
	(Diluted)	$0.48	$0.53	$1.65	$1.45

Dividends paid		$0.4325	$0.4325	$1.2975	$1.2875

Weighted average shares outstanding		58,556	49,599	55,936	48,057
Fully diluted weighted average shares outstanding		58,571	49,725	55,940	48,202

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	September 30, 2009	December 31, 2008(7)
Assets
Land	$412,137	$410,833
Income producing property	1,890,505	1,854,008

	2,302,642	2,264,841
Accumulated depreciation and amortization	(454,407)	(394,902)

Net income producing property	1,848,235	1,869,939
Development in progress	24,611	23,732

Total real estate held for investment, net	1,872,846	1,893,671
Investment in real estate sold or held for sale	6,277	26,734
Cash and cash equivalents	7,119	11,874
Restricted cash	18,072	18,823
Rents and other receivables, net of allowance for doubtful accounts of $6,347 and $6,122	49,109	44,675
Prepaid expenses and other assets(1)	104,421	112,284
Other assets related to property sold or held for sale	553	1,346

Total assets	$2,058,397	$2,109,407

Liabilities
Notes payable(1)	$796,064	$890,679
Mortgage notes payable	406,377	421,286
Lines of credit	6,000	67,000
Accounts payable and other liabilities	64,462	70,538
Advance rents	9,792	8,926
Tenant security deposits	10,021	10,084
Other liabilities related to property sold or held for sale	112	469

Total liabilities	$1,292,828	$1,468,982

Shareholders’ equity
Shares of beneficial interest, $0.01 par value; 100,000 shares authorized; 59,724 and 52,434 shares issued and outstanding, respectively	598	526
Additional paid-in capital(1)	942,884	777,375
Distributions in excess of net income	(179,639)	(138,936)
Accumulated other comprehensive income	(2,080)	(2,335)

Total shareholders’ equity	761,763	636,630

Noncontrolling interests in subsidiaries	3,806	3,795

Total equity	765,569	640,425

Total liabilities and equity	$2,058,397	$2,109,407

Note: Certain prior year amounts have been reclassified to conform to the current year presentation.

(7)	As adjusted (see Current Report on Form 8-K filed on July 10, 2009)

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to core net operating income for the periods presented:

Three months ended September 30, 2009	Multifamily	Office	Medical Office	Retail	Industrial	Total
Core net operating income(4)	$4,927	$17,872	$7,347	$7,665	$6,562	$44,373

Add: Net operating income from non-core properties(4)	1,942	3,504	(80)	—	—	5,366

Total net operating income(3)	$6,869	$21,376	$7,267	$7,665	$6,562	$49,739
Add/(deduct):
Other income						262
Other income - gain						62
Interest expense						(18,224)
Gain (loss) on extinguishment of debt						(133)
Depreciation and amortization expense						(23,643)
General and administrative expenses						(3,834)
Income from operations of properties held for sale						227
Gain on sale of real estate						5,147

Net income						$9,603
Less: Net income attributable to noncontrolling interests in subsidiaries						(53)

Net income attributable to the controlling interests						$9,550

Three months ended September 30, 2008	Multifamily	Office	Medical Office	Retail	Industrial	Total
Core net operating income(4)	$4,809	$18,409	$7,425	$8,071	$6,941	$45,655

Add: Net operating income from non-core properties(4)	510	(157)	—	—	—	353

Total net operating income(3)	$5,319	$18,252	$7,425	$8,071	$6,941	$46,008
Add/(deduct):
Other income						338
Other income - gain						17
Interest expense						(18,447)
Depreciation and amortization expense						(21,240)
General and administrative expenses						(2,731)
Income from operations of properties held for sale						684

Net income						$4,629
Less: Net income attributable to noncontrolling interests in subsidiaries						(48)

Net income attributable to the controlling interests						$4,581

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to core net operating income for the periods presented:

Nine months ended September 30, 2009	Multifamily	Office	Medical Office	Retail	Industrial	Total
Core net operating income(4)	$14,595	$54,130	$22,163	$23,040	$19,660	$133,588

Add: Net operating income from non-core properties(4)	5,462	10,660	123	—	821	17,066

Total net operating income(3)	$20,057	$64,790	$22,286	$23,040	$20,481	$150,654
Add/(deduct):
Other income						921
Other income - gain						62
Interest expense						(57,221)
Gain (loss) on extinguishment of debt						6,931
Depreciation and amortization expense						(70,095)
General and administrative expenses						(10,732)
Income from operations of properties held for sale						1,304
Gain on sale of real estate						11,821

Net income						$33,645
Less: Net income attributable to noncontrolling interests in subsidiaries						(154)

Net income attributable to the controlling interests						$33,491

Nine months ended September 30, 2008	Multifamily	Office	Medical Office	Retail	Industrial	Total
Core net operating income(4)	$14,118	$56,582	$21,979	$24,375	$20,724	$137,778

Add: Net operating income from non-core properties(4)	152	(467)	99	—	560	344

Total net operating income(3)	$14,270	$56,115	$22,078	$24,375	$21,284	$138,122
Add/(deduct):
Other income						796
Other income - gain						17
Interest expense						(56,187)
Gain (loss) on extinguishment of debt						(8,449)
Depreciation and amortization expense						(62,213)
General and administrative expenses						(8,812)
Income from operations of properties held for sale						3,416
Gain on sale of real estate						15,275

Net income						$21,965
Less: Net income attributable to noncontrolling interests in subsidiaries						(158)

Net income attributable to the controlling interests						$21,807